                                                                   EXHIBIT 11. 0


                           NEUROMEDICAL SYSTEMS, INC.
                    COMPUTATION OF PRIMARY EARNINGS PER SHARE


                      Three Months Ended September 30,    Nine Months Ended September 30,
                      -------------------------------   -----------------------------------
                           1997           1996                 1997            1996
                      --------------- ---------------   ----------------- -----------------
Weighted average
number of common
shares outstanding        30,930,953     29,450,247          30,891,052      29,117,267



Net loss for period    $  (9,244,000) $  (9,588,000)    $   (27,738,000)  $ (23,813,000)
                         ------------   ------------        -------------   --------------


Net loss per share     $       (0.30) $       (0.33)     $        (0.90)  $       (0.82)
                         ============   ============        =============   ==============


                           NEUROMEDICAL SYSTEMS, INC.
                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE


                              Three Months Ended September 30, Nine Months Ended September 30,
                              ------------------------------  -------------------------------
                                    1997           1996             1997            1996
                              --------------- --------------  --------------- ---------------
Weighted average number of
common shares outstanding        30,930,953      29,450,247      30,891,052      29,117,267

Assumed exercise of stock
  options and warrants using
  the treasury stock method (1)     534,931       3,110,686         919,447       3,420,283
                                -------------   ------------    ------------- ---------------

Weighted average number of
common and common
 equivalent shares outstanding   31,465,884      32,560,933      31,810,499      32,537,550
                                =============   ============    ============= ===============


Net loss for period           $  (9,244,000)  $  (9,588,000)  $ (27,738,000)  $ (23,813,000)
                                -------------   ------------    ------------- ---------------


Net loss per share            $       (0.29)  $       (0.29)  $       (0.87)  $       (0.73)
                                =============   ============    ============= ===============


(1) For purposes of calculating the number of shares issuable upon exercise of outstanding stock options and warrants, the daily average closing stock price of $7.22 was used for nine months of 1997, the closing stock price of $5.13 was used for three months of 1997, and the closing stock price of $18.63 was used for 1996.

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